PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 1,	August 2,	August 1,	August 2,
	2010	2009	2010	2009
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
Attributable to Photronics, Inc.
GAAP net income (loss) attributable to Photronics, Inc.	$7,691	$(22,847)	$15,778	$(43,152)
(a) Consolidation and restructuring charges (credit),
and impairment of long-lived assets, net of tax	26	10,660	(4,810)	13,337
(b) Impact of warrants, net of tax	(388)	6,848	692	6,848
(c) Deferred financing fees write off, net of tax	-	-	1,011	-
Non-GAAP net income (loss) attributable to Photronics, Inc.	$7,329	$(5,339)	$12,671	$(22,967)
Weighted average number of diluted shares outstanding:
GAAP	66,280	41,819	65,689	41,772
Non-GAAP	65,864	41,819	54,378	41,772
Earnings (loss) per diluted share:
GAAP	$0.13	$(0.55)	$0.29	$(1.03)
Non-GAAP	$0.13	$(0.13)	$0.23	$(0.55)

(a)	Includes charges (credit) related to restructurings in China and United Kingdom and impairment of long-lived assets in the United Kingdom.

(b)	Represents financing expenses related to warrants, which are recorded in other income (expense).

(c)	As a result of an amendment to the revolving credit facility, represents write-off of deferred financing fees recorded in interest expense.